Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated April 9, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of CMB.TECH NV (the Company) appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Bedrijfsrevisoren BV

BDO Bedrijfsrevisoren BV

Antwerp, Belgium

July 1, 2025